UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2019

PIER 1 IMPORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07832	75-1729843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Pier 1 Place Fort Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 252-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PIR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Vice President, Chief Financial Officer

On July 19, 2019, Pier 1 Imports, Inc. (the “Company”) announced that Robert J. Riesbeck, age 55, has been appointed to serve as the Executive Vice President, Chief Financial Officer of the Company. The Board of Directors of the Company (the “Board”) approved the appointment of Mr. Riesbeck on July 15, 2019. Mr. Riesbeck will start his employment on July 22, 2019, and become an executive officer and the Principal Financial Officer of the Company at that time. Mr. Riesbeck will report to Cheryl A. Bachelder, the Interim Chief Executive Officer of the Company. Mr. Riesbeck will be a member of the Office of the Chief Executive Officer formed by the Board on July 18, 2019, which is described in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on July 19, 2019, under the caption “Formation of Office of the Chief Executive Officer” within “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.”

From June 2018 to February 2019, Mr. Riesbeck served as the Chief Financial Officer of FULLBEAUTY Brands, a plus size women’s and men’s apparel and home goods holding company based in New York City. From February 2016 to June 2017, Mr. Riesbeck served as the President, Chief Executive Officer and a director, and from September 2014 to February 2016, he served as the Chief Financial Officer, of hhgregg, Inc., an online retailer and former retail chain of consumer electronics and home appliances in the Midwest, Northeast, and Southeast United States. From September 2010 to September 2014, Mr. Riesbeck served as an operating executive of Sun Capital Partners, a global investment firm focused on leveraged buyouts, equity, debt and other investments; and prior thereto, he served, from September 2006 to September 2010, as Chief Financial Officer of Marsh Supermarkets, a retail food chain which was headquartered in Indianapolis, Indiana.

The Company has determined that neither Mr. Riesbeck nor any of his immediate family members has had (nor does any propose to have) a direct or indirect interest in any transaction in which the Company or any of the Company’s subsidiaries was (or is proposed to be) a participant, that would be required to be disclosed under Item 404(a) of SEC Regulation S-K. In addition, the Company has determined that there are no family relationships between Mr. Riesbeck and any current executive officer or director of the Company.

The terms of Mr. Riesbeck’s employment are set forth in an offer letter (which includes an Employment Term Sheet), dated July 12, 2019, from the Company’s employing subsidiary Pier 1 Services Company (Pier 1 Services Company and Pier 1 Imports, Inc. are collectively referred to as “Pier 1”) to Mr. Riesbeck and accepted by Mr. Riesbeck on July 13, 2019 (the “Employment Letter”). Pursuant to the Employment Letter, Mr. Riesbeck will receive a base salary of $700,000 per year, subject to annual review by the Compensation Committee of the Board (the “Compensation Committee”). He will be eligible pursuant to Pier 1’s short-term incentive program to earn a target annual cash incentive payment of 100% of his base salary, prorated based on the date Mr. Riesbeck commences employment, for the remainder of the fiscal year ending February 29, 2020 (“Fiscal 2020”), and then in the fiscal year ending February 27, 2021 (“Fiscal 2021”) and future years will participate in Pier 1’s annual short-term cash incentive program at a level commensurate with other senior officers as determined by the Compensation Committee. He will receive a sign on bonus of $700,000 upon completing 60 days of employment with Pier 1 that is subject to clawback by Pier 1 if his employment is terminated by Pier 1 for “cause” or by Mr. Riesbeck without “good reason” (as such terms are defined in the Executive Agreement described below) within 12 months after his employment begins, pursuant to a Sign-On Bonus Repayment Agreement.

Upon the commencement of his employment, Mr. Riesbeck will receive a grant of restricted stock units (“RSUs”) having a grant date value of $700,000 (100% of his base salary) awarded as follows:

•

37,500 stock-settled RSUs (the “Stock-Settled RSUs”), which will vest and settle in shares of the Company’s common stock on a one-for-one basis in equal annual installments on the first, second and third anniversaries of the grant date, subject to Mr. Riesbeck’s continued employment with Pier 1; and

•

A number of cash-settled RSUs (the “Cash-Settled RSUs”) having a grant date value equal to $700,000 less the grant date value of the Stock-Settled RSUs (with the grant date value based on a 30-day trailing average closing price of the Company’s common stock). The Cash-Settled RSUs will vest and settle in cash (based on the closing price of the Company’s common stock on the vesting date) in equal annual installments on the first, second and third anniversaries of the grant date, subject to Mr. Riesbeck’s continued employment with Pier 1. Alternatively, Pier 1 may determine to settle the award of Cash-Settled RSUs in shares of the Company’s common stock on a one-for-one basis.

The Stock-Settled RSUs and the Cash-Settled RSUs will vest in full in the event Mr. Riesbeck’s employment is terminated by Pier 1 without “cause” or by Mr. Riesbeck for “good reason” (as such terms are defined in the Executive Agreement described below).

Mr. Riesbeck will be eligible for grants of future equity awards under Pier 1’s long-term incentive plan at a level commensurate with other senior officers, as determined by the Compensation Committee.

Pier 1 will pay for temporary corporate housing for Mr. Riesbeck for a period of 12 months. Additionally, Mr. Riesbeck will receive relocation assistance of up to $90,000 in accordance with Pier 1’s standard relocation policy, with such relocation to be completed within 24 months. The relocation assistance will be subject to pro rata clawback if Mr. Riesbeck’s employment is terminated by Pier 1 for “cause” or by Mr. Riesbeck without “good reason” (as such terms are defined in the Executive Agreement described below) within 24 months after his employment begins.

The summary of the terms applicable to Mr. Riesbeck’s employment set forth herein is qualified in its entirety by reference to the Employment Letter and the Sign-On Bonus Repayment Agreement, which are included with this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Upon the commencement of his employment, Mr. Riesbeck and the Company will enter into an Executive Agreement (the “Executive Agreement”), the terms of which are summarized below.

Term. The Executive Agreement will have an initial two-year term, followed by automatic renewal on an annual basis, unless otherwise terminated by the Company or Mr. Riesbeck by providing notification to the contrary at least 90 days prior to the date on which the additional term would have automatically began. However, if a change of control (as defined in the Executive Agreement) occurs during the original term or an additional term, the term of the Executive Agreement will extend until the later of the expiration of the original term or the additional term, as applicable, or the 18-month anniversary of such change of control.

Benefits. If Mr. Riesbeck’s employment terminates during the term of the Executive Agreement, the Company will, in all cases, pay Mr. Riesbeck all accrued but unpaid compensation earned by Mr. Riesbeck through the date of termination.

If the employment of Mr. Riesbeck is terminated by the Company without “cause” (as defined in the Executive Agreement) other than as a result of death or disability, or the executive for “good reason” (as defined in the Executive Agreement) during the term (other than during the three months prior to, or the 18 months following, a change of control) and Mr. Riesbeck executes a release of claims acceptable to the Company, the Company will pay the following:

•	salary continuation in bi-weekly installments for 12 months following the termination date;

•

a pro-rated portion of Mr. Riesbeck’s bonus under the short-term cash bonus plan of the Company in which Mr. Riesbeck was eligible to participate in the year of the termination date, based on actual performance during the applicable bonus period and the number of days in such bonus period that elapse prior to the termination date;

•

a lump sum equal to the monthly cost (including any portion of the cost paid by Mr. Riesbeck) to provide group medical, dental, vision and/or prescription drug plan benefits sponsored by the Company and maintained by Mr. Riesbeck as of the termination date, multiplied by 12; and

•	reasonable outplacement services for up to 12 months following the termination date.

If the employment of Mr. Riesbeck is terminated by the Company without cause, due to Mr. Riesbeck’s death or disability or by Mr. Riesbeck for good reason, in each case during the three months prior to, or the 18 months following, a change of control and Mr. Riesbeck executes a release of claims acceptable to the Company, the Company will pay the following:

•	a lump sum equal to 24 months of Mr. Riesbeck’s base salary in effect on the termination date;

•

a lump sum equal to the monthly cost (including any portion of the cost paid by Mr. Riesbeck) to provide group medical, dental, vision and/or prescription drug plan benefits sponsored by the Company and maintained by Mr. Riesbeck as of the termination date, multiplied by 24; and

•	reasonable outplacement services for up to 12 months following the termination date.

Upon the termination of Mr. Riesbeck’s employment for any reason, any outstanding equity awards held by Mr. Riesbeck will vest (if at all) in accordance with the terms of the respective award agreements.

Restrictive Covenants. The Executive Agreement will impose various restrictive covenants on Mr. Riesbeck, including non-competition, non-solicitation, non-disparagement, and confidentiality covenants. The non-competition covenant will prohibit Mr. Riesbeck from engaging in certain activities with identified competitors of the Company during his employment and for a period of 12 months after the termination of his employment (or for a period of 18 months if the termination occurs during the three months prior to, or the 18 months following, a change of control). The non-solicitation covenant will prohibit Mr. Riesbeck from engaging in certain solicitation activities during his employment and for a period of 12 months after the termination of his employment.

The foregoing summary of the terms of the Executive Agreement is qualified in its entirety by reference to the form of Executive Agreement, which is included with this Current Report on Form 8-K as Exhibit 10.3 and incorporated herein by reference.

Effective on the date Mr. Riesbeck starts his employment with the Company, Deborah Rieger-Paganis, who has been serving as the Company’s Interim Chief Financial Officer and Interim Principal Financial Officer, will cease to serve in those positions and all agreements related to her service in those capacities will be terminated in accordance with their respective terms, effective upon her ceasing to so serve. Ms. Rieger-Paganis will continue to work with the Company’s leadership team as a consultant in her capacity as a managing director of AlixPartners, LLP, a global consulting firm, which work will continue for a transition period to be agreed upon by the Company and AlixPartners, LLP.

Item 8.01	Other Events.

On July 19, 2019, the Company issued a news release announcing the appointment of Mr. Riesbeck to serve as the Executive Vice President, Chief Financial Officer of the Company. A copy of this news release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)-(c) Not applicable.

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Offer letter (including Employment Term Sheet), dated July 12, 2019, from Pier 1 Services Company to Robert J. Riesbeck, as accepted by Mr. Riesbeck on July 13, 2019

10.2	Form of Sign-On Bonus Repayment Agreement to be entered into between Pier 1 Services Company and Robert J. Riesbeck

10.3	Form of Executive Agreement to be entered into between Pier 1 Imports, Inc. and Robert J. Riesbeck

99.1	News Release issued by Pier 1 Imports, Inc. on July 19, 2019

[Remainder of page intentionally left blank; signature page follows.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date: July 19, 2019	By:	/s/ Robert E. Bostrom
Robert E. Bostrom, Chief Legal and Compliance Officer
and Corporate Secretary

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